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Exhibit 5.1

[Letterhead of Hogan & Hartson L.L.P.]

February 3, 2004

Board of Trustees
Falcon Financial Investment Trust
15 Commerce Road
Stamford, CT 06902

Ladies and Gentlemen:

        We are acting as counsel to Falcon Financial Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to 407,358 of the Company's common shares of beneficial interest, par value $.01 per share (the "Shares"), which may be issued by the Company under the Company's 2003 Equity Incentive Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  The Amended and Restated Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on January 16, 2004 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  3.
  The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  4.
  A copy of the Plan.

  5.
  Resolutions of the Board of Trustees of the Company adopted by unanimous written consent on November 12, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating, among other things, to the authorization of (i) the Registration Statement, and (ii) the adoption of the Plan and arrangements in connection therewith.

  6.
  Resolutions of the sole shareholder of the Company adopted by unanimous written consent on November 12, 2003 relating to the approval of the plan and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's Amended and Restated Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended" and "Maryland General Corporation Law, as amended" includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Hogan & Hartson L.L.P. HOGAN & HARTSON L.L.P.

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  Exhibit 5.1